UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Corporate Office Properties Trust

(Exact name of Registrant specified in its Charter)

Maryland	23-2947217
(State of Incorporation or Organization)	(IRS Employer Identification No.)

6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland	21046
(Address of principal executive offices)	Zip Code

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Series L Cumulative Preferred Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-180446

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

Item 1.		Description of Registrant’s Securities to be Registered.

This registration statement relates to the Registrant’s 7.375% Series L Cumulative Preferred Shares of Beneficial Interest (the “Series L Preferred Shares”). A description of the Series L Preferred Shares is contained in the section entitled “Description of Series L Preferred Shares” on pages S-12 through S-23 of the prospectus supplement filed by the Registrant with the Securities and Exchange Commission (“SEC”) on June 21, 2012 as a supplement to its Registration Statement on Form S-3 (File No. 333-180446) (the “Registration Statement”) filed with the SEC on March 29, 2012. Descriptions of the Registrant’s declaration of trust and bylaws, including provisions applicable to the Series L Preferred Shares, are contained in the section entitled “Description of Shares” on pages 6 through 18 of the prospectus dated March 29, 2012 contained in the Registration Statement. Such descriptions and the exhibits listed in Item 2 are incorporated herein by reference. Any prospectus supplement or any amendment to the Registration Statement that includes a description of the Series L Preferred Shares and that is subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereinafter incorporated by reference herein.

Item 2.		Exhibits.

Exhibit No.		Description

	3.1	Amended and Restated Declaration of Trust of Registrant (filed with Registrant’s Registration Statement on Form S-4 on February 5, 1998 (File No. 333-45649) and incorporated herein by reference).

3.2

Articles of Amendment of Amended and Restated Declaration of Trust (filed on March 22, 2002 with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

	3.3	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Registrant’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

3.4

Articles Supplementary of the Registrant’s Series B Cumulative Redeemable Preferred Shares, dated July 2, 1999 (filed with the Registrant’s Current Report on Form 8-K on July 7, 1999 and incorporated herein by reference).

3.5

Articles Supplementary of the Registrant’s Series B Cumulative Redeemable Preferred Shares (filed with the Registrant’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

3.6

Articles Supplementary of the Registrant’s Series D Cumulative Convertible Redeemable Preferred Shares (filed with the Registrant’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

3.7

Articles Supplementary of the Registrant’s Series E Cumulative Redeemable Preferred Shares, dated April 3, 2001 (filed with the Registrant’s Current Report on Form 8-K on April 4, 2001 and incorporated herein by reference).

3.8

Articles Supplementary of the Registrant’s Series F Cumulative Redeemable Preferred Shares, dated September 13, 2001 (filed with the Registrant’s Current Report on Form 8-K/A on September 14, 2001 and incorporated herein by reference).

3.9

Articles Supplementary of the Registrant’s Series G Cumulative Redeemable Preferred Shares, dated August 6, 2003 (filed with the Registrant’s Current Report on Form 8-K on August 7, 2003 and incorporated herein by reference).

3.10

Articles Supplementary of the Registrant’s Series H Cumulative Redeemable Preferred Shares, dated December 11, 2003 (filed with the Registrant’s Current Report on Form 8-K on December 12, 2003 and incorporated herein by reference).

3.11

Articles Supplementary of the Registrant’s Series J Cumulative Redeemable Preferred Shares, dated July 18, 2006 (filed with the Registrant’s Current Report on Form 8-K dated July 19, 2006 and incorporated herein by reference).

3.12

Articles Supplementary of the Registrant’s Series K Cumulative Redeemable Convertible Preferred Shares, dated January 9, 2007 (filed with the Registrant’s Current Report on Form 8-K dated January 16, 2007 and incorporated herein by reference).

3.13	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Registrant’s Current Report on Form 8-K dated May 28, 2008 and incorporated herein by reference).

3.14	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Registrant’s Current Report on Form 8-K dated May 19, 2010 and incorporated herein by reference).

3.15	Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Registrant’s Current Report on Form 8-K dated June 19, 2012 and incorporated herein by reference).

3.16	Bylaws of the Registrant, as amended and restated on December 3, 2009 (filed with the Registrant’s Current Report on Form 8-K dated December 9, 2009 and incorporated herein by reference).

3.17

Form of certificate for the Registrant’s Common Shares of Beneficial Interest, $0.01 par value per share (filed with the Registrant’s Registration Statement on Form S-4 (Commission File No 333-45649) and incorporated herein by reference).

4.1	Form of Articles Supplementary designating 7.375% Series L Cumulative Preferred Shares of the Registrant*

4.2	Form Specimen Certificate for the 7.375% Series L Cumulative Preferred Shares of the Registrant*

* Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Stephen E. Riffee
	Name:	Stephen E. Riffee
Dated: June 25, 2012	Title:	Executive Vice President and Chief Financial Officer